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                                                                Exhibit (a)(iii)

                              ARTICLES OF AMENDMENT

                                       OF

                     COHEN & STEERS EQUITY INCOME FUND, INC.

                              changing its name to

                    COHEN & STEERS DIVIDEND VALUE FUND, INC.

          Cohen & Steers Equity Income Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies that:

          FIRST: The charter of the Corporation is hereby amended by striking out Article SECOND of the articles of incorporation and inserting in lieu thereof the following:

               "SECOND: The name of the corporation (hereinafter called the "Corporation") is Cohen & Steers Dividend Value Fund, Inc."

          SECOND: The foregoing charter amendment was duly approved unanimously by the Board of Directors of the Corporation. No stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.




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          IN WITNESS WHEREOF, Cohen & Steers Equity Income Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary on July 18, 2005.

                                         COHEN & STEERS EQUITY INCOME FUND, INC.


                                         By: /s/ Adam M. Derechin
                                             -----------------------------------
                                             Adam M. Derechin
                                             President

Attest:

/s/ Lawrence B. Stoller
-----------------------------------
Lawrence B. Stoller
Secretary

          The UNDERSIGNED President of Cohen & Steers Equity Income Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges same in the name and on behalf of said Corporation and further certifies that, to the best of his knowledge, information and belief all matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                         /s/ Adam M. Derechin
                                         ---------------------------------------
                                         Adam M. Derechin
                                         President